Exhibit 99.1

During these troubling times is when our customers need us most. We are proud to say that FVCbank has processed hundreds of PPP applications resulting in about $100 million in assistance for our small business customers. In addition, we are working tirelessly to help not only our small business customers, but also our individual account holders in any way we can. For more information about PPP loans or our products and services please call 703-436-3800 or visit www.fvcbank.com. We are proud to be Your community bank and we are proud to serve Our community. #fvcbank #communitybank #WHO #PPP #AmericaWorksTogtether